Exhibit 99.1

FOR IMMEDIATE RELEASE

SAEXPLORATION ANNOUNCES COMMENCEMENT OF EXCHANGE OFFER AND CONSENT SOLICITATION

June 24, 2016 – Houston, TX – SAExploration Holdings, Inc. (NASDAQ: SAEX, OTCBB: SAEXW), or SAE, today announced the commencement of an exchange offer and consent solicitation related to its outstanding 10.000% Senior Secured Notes due 2019 (the “Existing Notes”). SAE is offering to exchange (the “Exchange Offer”) any and all of the Existing Notes held by eligible holders for up to (i) $70,000,000 principal amount of SAE’s new 10.000% Senior Secured Second Lien Notes due 2019 (the “New Notes”) and (ii) 6,497,979 newly issued shares (the “Shares”) of SAE’s common stock, upon the terms and subject to the conditions set forth in SAE’s Exchange Offer Memorandum and Consent Solicitation Statement (the “Memorandum”) and related Letter of Transmittal and Consent (the “Letter of Transmittal”), each dated June 24, 2016. Concurrently with the Exchange Offer, SAE is soliciting (the “Consent Solicitation”) consents (“Consents”) from holders of the Existing Notes to adopt certain proposed amendments to the Indenture under which the Existing Notes were issued, the existing Intercreditor Agreement, and the related collateral and security agreements relating to the Existing Notes (the “Proposed Amendments”). No consideration is being paid to holders of Existing Notes in connection with the Consent Solicitation. The aggregate principal amount of Existing Notes outstanding as of June 23, 2016 was $140.0 million.

The Exchange Offer and Consent Solicitation will expire at 11:59 p.m., New York City time, on July 22, 2016 (the “Expiration Time”), unless extended or earlier terminated by SAE in its sole discretion. The settlement date will occur promptly after the Expiration Time and is expected to occur on July 27, 2016, subject to all conditions to the Exchange Offer and Consent Solicitation having been satisfied or, where possible, waived by SAE. Except as otherwise described in the Memorandum, Existing Notes may be withdrawn and Consents revoked at any time on or prior to the Expiration Time, by following the procedures described in the Memorandum and the Letter of Transmittal.

In exchange for each $1,000 principal amount of Existing Notes that are tendered at or before the Expiration Time and accepted for exchange by SAE, participating holders will receive the exchange consideration, which consists of $500 principal amount of New Notes and 46.41 newly issued Shares (giving effect to a 135-for-1 reverse stock split that will be effected in connection with closing of the Exchange Offer). Shares will only be issued in whole integral multiples and no fractional shares will be issued. SAE will deliver cash in lieu of any fractional shares. In addition to the exchange consideration, each participating holder will receive accrued and unpaid interest on its tendered Existing Notes that are accepted for exchange from their last interest payment date to, but not including, the settlement date, which will be paid in the form of New Notes with a principal amount (rounded down to the nearest $1.00) equal to the amount of such accrued and unpaid interest. The last interest payment date for the Existing Notes was January 15, 2016.

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Existing Notes may be tendered for exchange only in principal amounts equal to the minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof.

The New Notes will bear interest at a rate of 10.000% per annum payable in cash, accruing from the settlement date, provided that for each interest payment through and including July 15, 2017, SAE may, at its option, pay interest in kind by issuing additional New Notes (“PIK Notes”). Interest paid in kind will accrue at a rate per annum of 11.0%, and any PIK Notes will be fungible with, and will accrue interest at the same rate as, the New Notes. The New Notes will be fully and unconditionally guaranteed on a senior secured second lien basis by each of SAE’s existing and future domestic restricted subsidiaries, except for immaterial subsidiaries and foreign subsidiaries (the “New Guarantees”). These are the same subsidiaries that currently guarantee the Existing Notes.

The New Notes and the New Guarantees will be secured by a second-priority lien on substantially all of SAE’s and the guarantors’ assets, subject to certain exceptions and permitted liens. The liens on assets that secure the New Notes and the New Guarantees will be contractually subordinated to liens securing SAE’s existing revolving credit facility with Wells Fargo Bank (the “Existing Revolving Credit Facility”) and the new $30 million multi-draw senior secured term loan facility that SAE expects to enter into with certain holders of Existing Notes (the “New Senior Loan Facility”), as described in the Memorandum. The liens on assets that secure the New Notes and the New Guarantees will be senior to those securing any Existing Notes (and the guarantees thereof) that are not tendered or accepted for exchange in the Exchange Offer. The New Notes and the New Guarantees will be subordinated to indebtedness under the Existing Revolving Credit Facility and New Senior Loan Facility to the extent of the value of such collateral. The New Notes and the New Guarantees will not be secured by the assets of SAE’s subsidiaries that do not guarantee the New Notes.

The Exchange Offer is subject to the satisfaction or, where possible, waiver of certain conditions set forth in the Memorandum, including (i) the participation of at least 90% of the Existing Notes outstanding as of the Expiration Time in the Exchange Offer, (ii) the entry into the Proposed Amendments, (iii) SAE having borrowed $5.6 million under the New Senior Loan Facility, and (iv) certain general conditions. The adoption of the Proposed Amendments is subject to the satisfaction or, where possible, waiver of certain conditions set forth in the Memorandum, including (i) the receipt of Consents from holders of a majority of the principal amount of outstanding Existing Notes, (ii) SAE’s entry into an amendment to the Existing Revolving Credit Facility to permit the Proposed Amendments, and (iii) certain general conditions. Neither the adoption of the Proposed Amendments nor the consummation of the Consent Solicitation is conditioned on the consummation of the Exchange Offer. The Company may terminate, amend or extend the Exchange Offer and Consent Solicitation.

The Exchange Offer and Consent Solicitation is only made, and the Memorandum and Letter of Transmittal will only be distributed to, holders who certify to SAE that: (1) they are “qualified institutional buyers” (or “QIBs”), as defined in Rule 144A under the Securities Act of 1933, or “accredited investors,” as defined in Regulation D under the Securities Act of 1933, or (2) that they are outside the United States, and not “U.S. persons”, as defined in Regulation S under the Securities Act of 1933. Holders who desire to obtain and complete an eligibility certification should contact the information agent for the Exchange Offer and Consent Solicitation Statement, D.F. King & Co., Inc., toll-free at (877) 283-0317 or (212) 269-5550 (for banks and brokers), or via the following website: www.dfking.com/sae.

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SAE is making the Exchange Offer and Consent Solicitation only through, and pursuant to, the terms of the Memorandum and the Letter of Transmittal. None of SAE, the dealer manager, the trustee for the Existing Notes, the trustee for the New Notes, the information agent, the exchange agent, or any of their respective affiliates or employees makes any recommendation in connection with the Exchange Offer or the Consent Solicitation. Each holder must make its own decision as to whether to exchange its Existing Notes and deliver Consents and, if so, the principal amount of the Existing Notes as to which action is to be taken. The Exchange Offer and Consent Solicitation is not being made to holders of Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The New Notes, New Guarantees and Shares to be offered have not been registered under the Securities Act of 1933 or any state securities laws, and unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of these securities, in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the U.S. federal securities laws with respect to SAE. These statements can be identified by the use of words or phrases such as “expects,” “estimates,” “projects,” “budgets,” forecasts,” “anticipates,” “intends,” “plans,” “may,” “will,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions. These forward-looking statements include statements regarding SAE’s financial condition, results of operations and business and SAE’s expectations or beliefs concerning future periods and possible future events, including regarding SAE’s ability to satisfy, or effectively waive, the conditions to the Exchange Offer and Consent Solicitation or its ability to succeed in, and the timing to complete, the Exchange Offer and Consent Solicitation or any of the restructuring and recapitalization transactions described in the Memorandum. These statements are subject to significant known and unknown risks and uncertainties that could cause actual results to differ materially from those stated in, and implied by, this press release. Risks and uncertainties that could cause actual results to vary materially from SAE’s expectations are described under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Memorandum and SAE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as amended by Amendment No. 1 thereto. Except as required by applicable law, SAE is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Contact

SAExploration Holdings, Inc.

Ryan Abney

Vice President, Capital Markets & Investor Relations

(281) 258-4409

rabney@saexploration.com

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